Exhibit 2.01

Resource Extraction Payment Report

Overview

The table below summarizes the relevant payments to governments made by Murphy Oil Corporation in the year ended December 31, 2023, by country and payment type.

Amounts in $USD Millions
Country	Taxes	Royalties	Fees	Production Entitlements	Community and Social Responsibility (required by law or contract)	Total Amount paid by Country
Brunei	1.1					1.1
Canada	8.5	71.8	3.4	17.7		101.4
Côte d'Ivoire			11.4		1.2	12.6
Mexico			11.2			11.2
United States		369.5	13.0			382.5
Vietnam					0.3	0.3
Total	9.6	441.3	39.0	17.7	1.5	509.1

Details of payments made to the governments of each country are provided in the following pages.

Exhibit 2.01
Brunei

Amounts in $USD Millions
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Total Amount paid by Payee
Government of Brunei Darussalam	USD	USD	2023	Other	1.1	1.1
				Total	1.1	1.1

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Total Amount paid by Project	Offshore
Oil-Well-BN-BE	USD	USD	2023	Other	1.1	1.1	Offshore-South China Sea
				Total	1.1	1.1

Exhibit 2.01
Canada

Amounts in $USD Millions
Payee Name	Payment Currency	Reporting Currency [1]	Fiscal Year	Business Segment	Taxes	Royalties	Fees	Production Entitlements	Total Amount paid by Payee
Government of Canada	CAD	USD	2023	Canada	3.7	11.0			14.7
Municipal District of Greenview, Alberta	CAD	USD	2023	Canada	1.0				1.0
Government of Alberta	CAD	USD	2023	Canada	1.9	5.4	0.8		8.1
Government of Alberta	In-Kind [2]	USD	2023	Canada				17.7	17.7
Government of British Columbia	CAD	USD	2023	Canada	1.9	26.0	2.4		30.3
Government of Newfoundland and Labrador	CAD	USD	2023	Canada		29.4	0.2		29.6
				Total	8.5	71.8	3.4	17.7	101.4

Project Name	Payment Currency	Reporting Currency [1]	Fiscal Year	Business Segment	Taxes	Royalties	Fees	Production Entitlements	Total Amount paid by Project	Offshore
Oil-Well-CA-NL	CAD	USD	2023	Canada		40.4	0.2		40.6	Offshore-North Atlantic Ocean
Natural Gas-Well-CA-BC	CAD	USD	2023	Canada	1.9	26.0	2.4		30.3
Oil-Well-CA-AB	CAD	USD	2023	Canada	6.6	5.4	0.8		12.8
Oil-Well-CA-AB	In-Kind [2]	USD	2023	Canada				17.7	17.7
				Total	8.5	89.5	3.4	17.7	101.4
1 The conversion to U.S. dollars is based on the exchange rate as of December 31, 2023.
2 Payments made in-kind are reported at fair market value based on realized sales price in Canadian dollars, and then converted to U.S. dollars at the exchange rate as of December 31, 2023.

Exhibit 2.01
Côte d'Ivoire

Amounts in $USD Millions
Payee Name	Payment Currency	Reporting Currency [1]	Fiscal Year	Business Segment	Fees	Community and Social Responsibility (required by law or contract)	Total Amount paid by Payee
Receveur des Grandes Entreprises	XOF	USD	2023	Other	7.7		7.7
Petroci Comite de Negociation de CP	USD	USD	2023	Other	2.6		2.6
Direction Generale des Hydrocarbures	XOF	USD	2023	Other	0.3	1.2	1.5
Petroci Comite de Negociation de CP	XOF	USD	2023	Other	0.8		0.8
				Total	11.4	1.2	12.6

Project Name	Payment Currency	Reporting Currency [1]	Fiscal Year	Business Segment	Fees	Community and Social Responsibility (required by law or contract)	Total Amount paid by Project	Offshore
Oil/Natural Gas-Well-CI-AB	XOF	USD	2023	Other	8.0		8.0	Offshore-Gulf of Guinea
Oil-Well-CI-AB	XOF	USD	2023	Other	0.8	1.2	2.0	Offshore-Gulf of Guinea
Oil/Natural Gas-Well-CI-AB	USD	USD	2023	Other	1.7		1.7	Offshore-Gulf of Guinea
Oil-Well-CI-AB	USD	USD	2023	Other	0.9		0.9	Offshore-Gulf of Guinea
				Total	11.4	1.2	12.6
1 The conversion to U.S. dollars is based on the exchange rate as of December 31, 2023.

Exhibit 2.01
Mexico

Amounts in $USD Millions
Payee Name	Payment Currency	Reporting Currency [1]	Fiscal Year	Business Segment	Fees	Total Amount paid by Payee
Fondo Mexicano del Petroleo para la Estabilizacion y el Desarrollo	MXN	USD	2023	Other	7.2	7.2
Servicio de Administracion Tributaria	MXN	USD	2023	Other	4.0	4.0
				Total	11.2	11.2

Project Name	Payment Currency	Reporting Currency [1]	Fiscal Year	Business Segment	Fees	Total Amount paid by Project	Offshore
Oil/Natural Gas-Well-MX-TAB	MXN	USD	2023	Other	11.2	11.2	Offshore-Gulf of Mexico
				Total	11.2	11.2
1 The conversion to U.S. dollars is based on the exchange rate as of December 31, 2023.

Exhibit 2.01
United States of America

Amounts in $USD Millions
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Royalties	Fees	Total Amount paid by Payee
U.S. Department of the Interior	USD	USD	2023	United States	369.5	1.4	370.9
U.S. Office of Natural Resources Revenue	USD	USD	2023	United States		11.6	11.6
				Total	369.5	13.0	382.5

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Royalties	Fees	Total Amount paid by Project	Offshore
Oil-Well-US-LA	USD	USD	2023	United States	355.3	12.1	367.4	Offshore-Gulf of Mexico
Natural Gas-Well-US-LA	USD	USD	2023	United States	14.2	0.9	15.1	Offshore-Gulf of Mexico
				Total	369.5	13.0	382.5

Exhibit 2.01
Vietnam

Amounts in $USD Millions
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Community and Social Responsibility (required by law or contract)	Total Amount paid by Payee
Vietnam Oil and Gas Group	USD	USD	2023	Other	0.3	0.3
				Total	0.3	0.3

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Community and Social Responsibility (required by law or contract)	Total Amount paid by Project	Offshore
Oil-Well-VN-43	USD	USD	2023	Other	0.2	0.2	Offshore-South China Sea
Oil-Well-VN-29	USD	USD	2023	Other	0.1	0.1	Offshore-South China Sea
				Total	0.3	0.3